Exhibit 4(j)

General Electric Company 3135 Easton Turnpike Fairfield, CT 06828-0001
March 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Subject:	General Electric Company Annual Report on Form 10-K for the fiscal year ended December 31, 2003 -- File No. 1-35

Dear Sirs:

     Neither General Electric Company (the "Company") nor any of its consolidated subsidiaries has outstanding any instrument with respect to its long-term debt, other than those filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K (17 CFR Sec. 229.601), the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument that defines the rights of holders of such long-term debt not filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Very truly yours,

GENERAL ELECTRIC COMPANY

By:	/s/ Kathryn A. Cassidy

Kathryn A. Cassidy
Vice President and GE Treasurer